Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 26, 2007
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2007 SECOND QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income was $52.1 million, or $.97 per diluted share, during the second quarter of 2007 as compared to $60.3 million, or $1.04 per diluted share, during the comparable prior year quarter. Reported income from continuing operations was $52.0 million, or $.97 per diluted share, during the second quarter of 2007 as compared to $60.9 million, or $1.05 per diluted share, during the second quarter of 2006.

For the six months ended June 30, 2007, reported net income was $101.6 million, or $1.89 per diluted share, as compared to $111.3 million, or $1.93 per diluted share, during the comparable six-month period in the prior year. Reported income from continuing operations was $101.6 million, or $1.89 per diluted share, during the first six months of 2007 as compared to $111.4 million, or $1.93 per diluted share, during the comparable six-month period of the prior year.

After adjusting for the items mentioned below, and/or as indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), our adjusted income from continuing operations was $42.6 million, or $.79 per diluted share, during the second quarter of 2007 as compared to $44.5 million, or $.78 per diluted share, during the comparable prior year quarter. During the six months ended June 30, 2007, our adjusted income from continuing operations was $90.6 million, or $1.69 per diluted share, as compared to $86.0 million, or $1.51 per diluted share, during the comparable six-month period of the prior year.

As indicated on the Supplemental Schedules, included in our income from continuing operations and net income during the three and six-month periods ended June 30, 2007, was $10.0 million, or $.19 per diluted share, representing the prior year impact of a favorable after-tax adjustment to reduce our professional and general liability self-insurance reserves based upon the results of a third-party actuarial analysis. Included in our income from continuing operations and net income during the three-month period ended June 30, 2006 was: (i) $12.8 million, or $.21 per diluted share, of after-tax income resulting from hurricane insurance recoveries, net of hurricane related expenses, and; (ii) $3.6 million, or $.06 per diluted share, of after-tax income resulting from the settlement of prior period cost reports. Included in our income from continuing operations and net income during the six month-period ended June 30, 2006 was: (i) $21.8 million, or $.36 per diluted share, of after-tax income resulting from hurricane insurance recoveries, net of hurricane related expenses, and; (ii) $3.6 million, or $.06 per diluted share, of after-tax income resulting from the settlement of prior period cost reports.

Net revenues increased 13% to $1.18 billion during the second quarter of 2007 as compared to $1.05 billion during the second quarter of 2006. Net revenues increased 14% to $2.38 billion during the first six months of 2007 as compared to $2.08 billion during the comparable six-month period of the prior year. Our consolidated operating margin, as calculated on the attached Supplemental Schedules, was 14.4% and 14.5% during the three-month periods ended June 30, 2007 and 2006, respectively, and 14.2% and 14.0% during the six-month periods ended June 30, 2007 and 2006, respectively.

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions increased 1.9% and patient days increased 2.3% during the second quarter of 2007 as compared to the second quarter of 2006. On a same facility basis, net revenues at our acute care facilities increased 6% during the second quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 1.7% during the second quarter of 2007 over the comparable prior year quarter. The operating margin at our acute care hospitals owned during both periods decreased to 13.0% during the second quarter of 2007 as compared to 13.5% during the second quarter of 2006.

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 3.5% and patient days increased 3.6% during the second quarter of 2007 as compared to the second quarter of 2006. On a same facility basis, net revenues at our behavioral health facilities increased 7% during the second quarter of 2007 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 3.3% during the second quarter of 2007 over the comparable prior year quarter. The operating margin at our behavioral health facilities owned during both periods increased to 25.5% during the second quarter of 2007 as compared to 25.2% during the second quarter of 2006.

At our acute care hospitals, on a same facility basis, inpatient admissions increased 3.4% and patient days increased 3.5% during the six months ended June 30, 2007 as compared to the comparable prior year period. Net revenues at these facilities increased 9% during the first six months of 2007 as compared to the comparable prior year period. Net revenue per adjusted admission at these facilities increased 3.7% during the six months ended June 30, 2007 over the comparable prior year period. The operating margin at our acute care hospitals owned during both periods increased to 14.3% during the first six months of 2007 as compared to 14.1% during the comparable prior year period.

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 3.3% and patient days increased 3.5% during the six months ended June 30, 2007 as compared to the comparable prior year period. On a same facility basis, net revenues at our behavioral health facilities increased 6% during the six months ended June 30, 2007 as compared to the comparable prior year period. Net revenue per adjusted admission at these facilities increased 2.5% during the first six months of 2007 over the comparable prior year period. The operating margin at our behavioral health facilities owned during both periods increased to 24.4% during the first six months of 2007 as compared to 24.3% during the comparable prior year period.

Effective July 1, 2006, the pharmacy services for our acute care facilities were brought in-house from an outsourced vendor. As a result of this change, we experienced an increase in our supplies expense and salaries, wages and benefits expense and a decrease in our other operating expenses during the three and six months ended June 30, 2007, as compared to the comparable prior year periods. The transition of our pharmacy services favorably impacted our pre-tax income by approximately $2 million and $4 million during the three and six-month periods ended June 30, 2007.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on July 27, 2007. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 27, 2007 and will continue through midnight on August 10, 2007. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 6469379. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2006), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, hurricane-related expenses and insurance recoveries and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2007 and our Report on Form 10-K for the year ended December 31, 2006. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net revenues	$1,178,976	$1,047,673	$2,376,577	$2,081,962

Operating charges:
Salaries, wages and benefits	498,579	434,756	1,009,572	876,988
Other operating expenses	238,093	248,956	483,445	497,057
Supplies expense	169,246	124,814	344,604	253,327
Provision for doubtful accounts	103,039	87,182	202,132	162,189
Depreciation and amortization	45,406	40,369	88,869	79,399
Lease and rental expense	16,605	15,831	32,781	32,063
Hurricane related expenses, net	1,058	3,356	625	10,260
Hurricane insurance recoveries	—	(3,356)	—	(10,260)

	1,072,026	951,908	2,162,028	1,901,023

Income before interest expense, hurricane insurance recoveries in excess of expenses, minority interests and income taxes	106,950	95,765	214,549	180,939
Interest expense, net	13,040	8,697	25,762	17,222
Hurricane insurance recoveries in excess of expenses	—	(21,644)	—	(37,031)
Minority interests in earnings of consolidated entities	8,675	11,492	22,867	22,669

Income before income taxes	85,235	97,220	165,920	178,079
Provision for income taxes	33,193	36,349	64,306	66,716

Income from continuing operations	52,042	60,871	101,614	111,363
Income (loss) from discontinued operations, net of income tax expense/(benefit) (a)	29	(612)	(35)	(20)

Net income	$52,071	$60,259	$101,579	$111,343

Basic earnings (loss) per share: (b)
From continuing operations	$0.97	$1.13	$1.90	$2.07
From discontinued operations	0.00	(0.01)	0.00	0.00

Total basic earnings per share	$0.97	$1.12	$1.90	$2.07

Diluted earnings (loss) per share: (b)
From continuing operations	$0.97	$1.05	$1.89	$1.93
From discontinued operations	0.00	(0.01)	0.00	0.00

Total diluted earnings per share	$0.97	$1.04	$1.89	$1.93

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2007	2006	2007	2006
(a) Calculation of income from discontinued operations, net of income tax:

Income (loss) from operations	$46	$(972)	$(56)	$(32)
Income tax (provision) benefit	(17)	360	21	12

Income (loss) from discontinued operations, net of taxes	$29	$(612)	$(35)	$(20)

(b) Earnings per share calculation:
Basic:
Income from continuing operations	$52,042	$60,871	$101,614	$111,363
Less: Dividends on unvested restricted stock, net of taxes	(19)	(21)	(44)	(43)

Income from continuing operations—basic	$52,023	$60,850	$101,570	$111,320
Income (loss) from discontinued operations	29	(612)	(35)	(20)

Net income - basic	$52,052	$60,238	$101,535	$111,300

Weighted average number of common shares - basic	53,499	53,730	53,496	53,749

Basic earnings (loss) per share:
From continuing operations	$0.97	$1.13	$1.90	$2.07
From discontinued operations	0.00	(0.01)	0.00	0.00

Total basic earnings per share	$0.97	$1.12	$1.90	$2.07

Diluted:
Income from continuing operations	$52,042	$60,871	$101,614	$111,363
Less: Dividends on unvested restricted stock, net of taxes	(19)	(21)	(44)	(43)
Add: Debenture interest, net of taxes	—	2,445	—	4,902

Income from continuing operations - diluted	$52,023	$63,295	$101,570	$116,222
Income (loss) from discontinued operations	29	(612)	(35)	(20)

Net income - diluted	$52,052	$62,683	$101,535	$116,202

Weighted average number of common shares	53,499	53,730	53,496	53,749
Add: Shares for conversion of convertible debentures	—	5,999	—	6,286
Other share equivalents	229	258	211	237

Weighted average number of common shares and equiv. - diluted	53,728	59,987	53,707	60,272

Diluted earnings (loss) per share:
From continuing operations	$0.97	$1.05	$1.89	$1.93
From discontinued operations	0.00	(0.01)	0.00	0.00

Total diluted earnings per share	$0.97	$1.04	$1.89	$1.93

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Three Months Ended June 30, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Three months ended
	June 30, 2007		June 30, 2006
Net revenues	$1,178,976	100.0%	$1,047,673	100.0%

Operating charges:
Salaries, wages and benefits	498,579	42.3%	434,756	41.5%
Other operating expenses	238,093	20.2%	248,956	23.8%
Supplies expense	169,246	14.4%	124,814	11.9%
Provision for doubtful accounts	103,039	8.7%	87,182	8.3%

	1,008,957	85.6%	895,708	85.5%

Operating income/margin	170,019	14.4%	151,965	14.5%

Lease and rental expense	16,605		15,831
Minority interests in earnings of consolidated entities	8,675		11,492

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	144,739		124,642

Hurricane related expenses, net of insurance recoveries	1,058		(21,644)
Depreciation and amortization	45,406		40,369
Interest expense, net	13,040		8,697

Income before income taxes	85,235		97,220
Provision for income taxes	33,193		36,349

Income from continuing operations	52,042		60,871
Income (loss) from discontinued operations, net of income taxes	29		(612)

Net income	$52,071		$60,259

	Three months ended		Three months ended
	June 30, 2007		June 30, 2006
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$52,042	$0.97	$60,871	$1.05
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	652	0.01	(12,817)	(0.21)
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	(10,045)	(0.19)
Favorable effect of prior period cost report settlements, net of income taxes			(3,593)	(0.06)

Subtotal after-tax adjustments to income from continuing operations	(9,393)	(0.18)	(16,410)	(0.27)

Adjusted income from continuing operations	$42,649	$0.79	$44,461	$0.78

Calculation of Adjusted Net Income
Net income	$52,071	$0.97	$60,259	$1.04
After-tax adjustments to income from continuing operations, as indicated above	(9,393)	(0.18)	(16,410)	(0.27)

Adjusted net income	$42,678	$0.79	$43,849	$0.77

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the Six Months Ended June 30, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Six months ended		Six months ended
	June 30, 2007		June 30, 2006
Net revenues	$2,376,577	100.0%	$2,081,962	100.0%

Operating charges:
Salaries, wages and benefits	1,009,572	42.5%	876,988	42.1%
Other operating expenses	483,445	20.3%	497,057	23.9%
Supplies expense	344,604	14.5%	253,327	12.2%
Provision for doubtful accounts	202,132	8.5%	162,189	7.8%

	2,039,753	85.8%	1,789,561	86.0%

Operating income/margin	336,824	14.2%	292,401	14.0%

Lease and rental expense	32,781		32,063
Minority interests in earnings of consolidated entities	22,867		22,669

Earnings before hurricane related expenses, hurricane insurance recoveries, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	281,176		237,669

Hurricane insurance recoveries in excess of expenses	625		(37,031)
Depreciation and amortization	88,869		79,399
Interest expense, net	25,762		17,222

Income before income taxes	165,920		178,079
Provision for income taxes	64,306		66,716

Income from continuing operations	101,614		111,363
(Loss) income from discontinued operations, net of income taxes	(35)		(20)

Net income	$101,579		$111,343

	Six months ended		Six months ended
	June 30, 2007		June 30, 2006
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$101,614	$1.89	$111,363	$1.93
Plus/minus adjustments:
Hurricane related expenses, net of recoveries, minority interests and income taxes	386	0.01	(21,798)	(0.36)
Gain on sale of real property, net of income taxes	(1,356)	(0.02)
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	(10,045)	(0.19)	—	—
Favorable effect of prior period cost report settlements, net of income taxes	—	—	(3,593)	(0.06)

Subtotal after-tax adjustments to income from continuing operations	(11,015)	(0.20)	(25,391)	(0.42)

Adjusted income from continuing operations	$90,599	$1.69	$85,972	$1.51

Calculation of Adjusted Net Income
Net income	$101,579	$1.89	$111,343	$1.93
After-tax adjustments to income from continuing operations, as indicated above	(11,015)	(0.20)	(25,391)	(0.42)

Adjusted net income	$90,564	$1.69	$85,952	$1.51

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2007	2006
Assets:
Cash and cash equivalents	$12,663	$14,939
Accounts receivable, net	647,852	595,009
Other current assets	141,268	118,558
Property, plant and equipment, net	1,840,847	1,685,085
Other assets	890,309	863,451

Total Assets	$3,532,939	$3,277,042

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,014	$1,938
Other current liabilities	492,384	500,513
Other noncurrent liabilities	342,872	340,815
Long-term debt	951,060	821,363
Deferred income taxes	29,062	35,888
Minority interest	199,773	174,061
Stockholders’ equity	1,514,774	1,402,464

Total Liabilities and Stockholders’ Equity	$3,532,939	$3,277,042

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months
	ended June 30,
	2007	2006
Cash Flows from Operating Activities:
Net income	$101,579	$111,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	88,888	79,399
Accretion of discount on convertible debentures	—	6,364
Gain on sale of assets	(2,200)	—
Hurricane insurance recoveries	—	(47,291)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(36,291)	(46,618)
Accrued interest	9,260	(488)
Accrued and deferred income taxes	(7,368)	57,195
Other working capital accounts	(125)	(6,702)
Other assets and deferred charges	(3,783)	(856)
Other	(1,240)	7,884
Minority interest in earnings of consolidated entities, net of distributions	9,260	10,734
Accrued insurance expense, net of commercial premiums paid	23,395	41,173
Payments made in settlement of self-insurance claims	(22,399)	(23,065)

Net cash provided by operating activities	158,976	189,072

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(184,587)	(152,673)
Proceeds received from sale of assets	5,268	—
Acquisition of assets and businesses	(81,195)	(14,250)
Hurricane insurance recoveries received	—	53,000
Purchase of minority ownership interest in majority owned business	(14,762)	—

Net cash used in investing activities	(275,276)	(113,923)

Cash Flows from Financing Activities:
Additional borrowings	116,271	248,645
Reduction of long-term debt	—	(140,824)
Repurchase of common shares	(3,341)	(71,008)
Dividends paid	(8,621)	(8,620)
Issuance of common stock	1,444	2,638
Financing costs	—	(1,625)
Net cash received for termination of derivatives	—	3,393
Capital contributions from minority member	8,271	8,639

Net cash provided by financing activities	114,024	41,238

(Decrease) Increase in cash and cash equivalents	(2,276)	116,387
Cash and cash equivalents, beginning of period	14,939	7,963

Cash and cash equivalents, end of period	$12,663	$124,350

Supplemental Disclosures of Cash Flow Information:
Interest paid	$20,216	$18,019

Income taxes paid, net of refunds	$71,410	$9,559

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

	% Change	% Change
	Quarter Ended	6 months ended
Same Facility:	6/30/2007	6/30/2007
Acute Care Hospitals
Revenues	5.8%	8.6%
Adjusted Admissions	4.0%	4.7%
Adjusted Patient Days	4.4%	4.8%
Revenue Per Adjusted Admission	1.7%	3.7%
Revenue Per Adjusted Patient Day	1.3%	3.6%

Behavioral Health Hospitals

Revenues	6.5%	6.1%
Adjusted Admissions	3.1%	3.4%
Adjusted Patient Days	3.3%	3.7%
Revenue Per Adjusted Admission	3.3%	2.5%
Revenue Per Adjusted Patient Day	3.1%	2.3%

	Second Quarter Ended		Six months Ended
UHS Consolidated	6/30/2007	6/30/2006	6/30/2007	6/30/2006
Revenues	$1,178,976	$1,047,673	$2,376,577	$2,081,962
EBITDA (1)	144,739	124,642	281,176	237,669
EBITDA Margin (1)	12.3%	11.9%	11.8%	11.4%

Cash Flow From Operations	60,000	78,732	158,976	189,072
Days Sales Outstanding	50	47	49	47
Capital Expenditures	85,238	69,485	184,587	152,673

Debt			954,074	468,930
Shareholders Equity			1,514,774	1,530,968
Debt / Total Capitalization			38.6%	23.4%
Debt / Cash From Operations (2)			6.86	1.22

Acute Care EBITDAR Margin (3) (4)	14.7%	14.2%	14.9%	14.4%
Behavioral Health EBITDAR Margin (3) (4)	25.2%	25.0%	23.8%	24.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

JUNE 30, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/07	06/30/06	% change	06/30/07	06/30/06	% change
Hospitals owned and leased	22	21	4.8%	82	75	9.3%
Average licensed beds	5,498	5,014	9.7%	7,258	6,439	12.7%
Patient days	286,702	267,945	7.0%	501,482	466,554	7.5%
Average daily census	3,150.6	2,944.5	7.0%	5,510.8	5,127.0	7.5%
Occupancy-licensed beds	57.3%	58.7%	-2.4%	75.9%	79.6%	-4.6%
Admissions	64,139	60,551	5.9%	29,707	27,974	6.2%
Length of stay	4.5	4.4	1.0%	16.9	16.7	1.2%

Inpatient revenue	$2,092,069	$1,853,383	12.9%	$452,963	$418,824	8.2%
Outpatient revenue	897,359	720,893	24.5%	59,443	53,522	11.1%
Total patient revenue	2,989,428	2,574,276	16.1%	512,406	472,346	8.5%
Other revenue	15,110	14,341	5.4%	6,632	8,471	-21.7%
Gross hospital revenue	3,004,538	2,588,617	16.1%	519,038	480,817	7.9%

Total deductions	2,150,866	1,812,641	18.7%	232,185	221,199	5.0%

Net hospital revenue	$853,672	$775,976	10.0%	$286,853	$259,618	10.5%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	06/30/07	06/30/06	% change	06/30/07	06/30/06	% change
Hospitals owned and leased	21	21	0.0%	73	73	0.0%
Average licensed beds	5,183	5,014	3.4%	6,720	6,363	5.6%
Patient days	274,147	267,940	2.3%	477,923	461,261	3.6%
Average daily census	3,012.6	2,944.4	2.3%	5,251.9	5,068.8	3.6%
Occupancy-licensed beds	58.1%	58.7%	-1.0%	78.2%	79.7%	-1.9%
Admissions	61,719	60,551	1.9%	28,588	27,621	3.5%
Length of stay	4.4	4.4	0.4%	16.7	16.7	0.1%

(1)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Discontinued operations, acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Academy at Canyon Creek, Casa de Lago, Cedar Ridge RTC, Cedar Ridge Hospital, Dover Behavioral, Highlands Behavioral, Lincoln Trail, North Star RTC and Spring Mountain Sahara are excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE SIX MONTHS ENDED

JUNE 30, 2007

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	06/30/07	06/30/06	% change	06/30/07	06/30/06	% change
Hospitals owned and leased	22	21	4.8%	75	75	0.0%
Average licensed beds	5,498	5,002	9.9%	7,158	6,419	11.5%
Patient days	595,876	551,174	8.1%	982,835	918,439	7.0%
Average daily census	3,292.1	3,045.2	8.1%	5,430.0	5,074.2	7.0%
Occupancy-licensed beds	59.9%	60.9%	-1.6%	75.9%	79.1%	-4.0%
Admissions	132,905	123,718	7.4%	59,026	56,046	5.3%
Length of stay	4.5	4.5	0.6%	16.7	16.4	1.6%

Inpatient revenue	$4,363,208	$3,794,538	15.0%	$886,875	$828,224	7.1%
Outpatient revenue	1,765,490	1,429,404	23.5%	119,088	106,796	11.5%
Total patient revenue	6,128,698	5,223,942	17.3%	1,005,963	935,020	7.6%
Other revenue	29,561	27,676	6.8%	14,462	16,546	-12.6%
Gross hospital revenue	6,158,259	5,251,618	17.3%	1,020,425	951,566	7.2%

Total deductions	4,411,722	3,705,690	19.1%	457,860	438,320	4.5%

Net hospital revenue	$1,746,537	$1,545,928	13.0%	$562,565	$513,246	9.6%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	06/30/07	06/30/06	% change	06/30/07	06/30/06	% change
Hospitals owned and leased	21	21	0.0%	73	73	0.0%
Average licensed beds	5,183	5,002	3.6%	6,667	6,342	5.1%
Patient days	570,313	551,199	3.5%	939,625	907,498	3.5%
Average daily census	3,150.9	3,045.3	3.5%	5,191.3	5,013.8	3.5%
Occupancy-licensed beds	60.8%	60.9%	-0.1%	77.9%	79.1%	-1.5%
Admissions	127,954	123,718	3.4%	57,155	55,313	3.3%
Length of stay	4.5	4.5	0.0%	16.4	16.4	0.2%

(1)	Does not include discontinued operations. Licensed beds from our Acute care hospitals located in New Orleans are excluded in 2006 and 2007.
(2)	Discontinued operations, acute care hospitals located in New Orleans and Texoma are excluded in current and prior years.
(3)	Academy at Canyon Creek, Casa de Lago, Cedar Ridge RTC, Cedar Ridge Hospital, Dover Behavioral, Highlands Behavioral, Lincoln Trail, North Star RTC and Spring Mountain Sahara are excluded in both current and prior years.